UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 12, 2013

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

10200 Innovation Drive, Suite 300, Milwaukee, WI 53226

(Address of Principal Executive Offices)

414.223.0473

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Telkonet, Inc. (the “Company”) continued its Annual Meeting of Stockholders (“Annual Meeting”) on July 12, 2013. The Annual Meeting commenced and adjourned on June 12, 2013.  Set forth below are the results of the matters voted on by the Company's stockholders at the Annual Meeting.

a)                                     Election of three Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
William H. Davis	65,637,764	2,136,678
Jason L. Tienor	66,311,828	1,462,614
Glenn A. Garland	66,461,017	1,313,425
Tim S. Ledwick	67,281,717	492,725

b) The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement. The results of the vote are in the table below:

Votes For	Votes Against	Abstain
65,463,764	783,900	1,526,778

c) The Company’s shareholders voted, on an advisory basis, the frequency of the advisory vote on compensation of the Company’s named executive officers. The results of the vote are in the table below:

1 Year	2 Years	3 Years	Abstain
62,489,867	2,122,638	1,570,556	1,591,381

There were no broker non-votes for all matters listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: 07/12/2013
By: /s/ Richard E. Mushrush
Richard E. Mushrush
Chief Financial Officer